UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2010

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Effective March 31, 2010, Perry Ellis International, Inc. (the “Company”) and certain of its subsidiaries entered into an amendment (the “Amendment”) to its Loan and Security Agreement dated October 1, 2002, as amended (the “Loan Agreement”), among the Company, the subsidiaries named as borrowers or guarantors therein, the lenders named therein (the “Lenders”), and Wachovia Bank, National Association, as agent for the Lenders. This Amendment modified the Loan Agreement to permit the sale of all present and future accounts receivable due from Kohl’s Corporation to Bank of America, N. A. (“Bank of America”) and the release of the Lenders’ security interest in any such receivables sold to Bank of America.

The foregoing description is subject to the complete terms of the Amendment, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1 Amendment No. 15 to Loan and Security Agreement dated as of March 31, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: April 6, 2010	By:	/s/ Cory Shade
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 15 to Loan and Security Agreement dated as of March 31, 2010